Exhibit 23.2


                      CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement Form S-3 No. 333-46883 of Reckson Associates Realty Corp. (the "Company") of our report dated March 27, 1998, with respect to the statement of revenues and certain expenses of the Cappelli Portfolio for the year ended December 31, 1997, included in the Company's Form 8-K filed with the Securities and Exchange Commission.


                                              Ernst & Young LLP



New York, New York
April 2, 1998